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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 30, 2006

                                  Neoware, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      000-21240              23-2705700
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
      of Incorporation)                                    Identification No.)

3200 Horizon Drive, King of Prussia, Pennsylvania                 19406
    (Address of Principal Executive Offices)                   (Zip Code)

                                 (610) 277-8300
              (Registrant's Telephone Number, Including Area Code)

________________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

     On October 30, 2006, the Company announced that Klaus P. Besier, the current President of the Company and a director, has been appointed Chief Executive Officer succeeding Michael Kantrowitz, the current CEO. The Company entered into an employment offer letter with Klaus P. Besier, currently the Company's President and a member of the Board of Directors, defining the terms of his employment with the Company as Chief Executive Officer, reporting to the Board of Directors. Mr. Besier will also continue to serve as President of the Company. In his new position, Mr. Besier will receive an annual base salary of $375,000 and will be eligible for an annual executive bonus of up to $187,500, based on goals and individual performance under the Company's Senior Officer Bonus Plan, upon the determination of the Compensation and Stock Option Committee of the Board of Directors. The bonus can be increased or decreased at the Compensation and Stock Option Committee's discretion if the Company or Mr. Besier significantly exceeds or fails to achieve the goals. In addition, the Company has agreed to grant to Mr. Besier stock options to purchase 75,000 shares of the Company's common stock, which will have a term of 10 years, will vest in four equal annual installments commencing one year after grant and will have an exercise price equal to the closing selling price of the common stock on the date of grant.

     Under the terms of the letter, Mr. Besier will receive severance benefits equal to his base salary for a period of 12 months, an amount equal to his average annual bonus earned over the prior three fiscal years as Chief Executive Officer or President of the Company and health benefits for a period of 12 months upon a change in his position with the Company which materially reduces the duties and responsibilities of his position as President and CEO reporting solely to the Board of Directors or a relocation of his place of employment from the Philadelphia area, if the change or relocation is made by the Company without his consent, or upon his involuntary termination for reasons other than cause. In addition, in the event Mr. Besier is terminated other than for cause prior to July 12, 2007, any options from Mr. Besier's initial grant of 250,000 options upon becoming President of the Company that would have vested upon the completion of the initial year of employment commencing as of July 12, 2006, will be immediately vested and become exercisable on the last day of employment.

     In the event of a "change in control" (as defined in the Company's 2004 Equity Incentive Plan), if Mr. Besier is not offered the position as President and CEO reporting solely to the Board of Directors by the Company or the acquirer, or if he does not accept employment in any other capacity offered by the acquirer in his sole discretion, the Company will continue to pay his base salary and the Company's portion of his health care costs under COBRA for one year, pay an amount equal to the average of the annual bonus that he earned over the prior three years, and vest and accelerate exercisability of his outstanding stock options. In the event that Mr. Besier is offered a comparable position following a change in control, or he accepts employment in any other capacity offered by the acquirer, all of Mr. Besier's outstanding stock options will vest and


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become exercisable one year after the change in control, provided that he is still working for the Company or the acquirer at that time.

     Mr. Besier's CEO employment arrangement replaces his previous letter of employment as President, dated July 12, 2006. Under the previous arrangement, Mr. Besier received an annual base salary of $325,000 and was eligible for an annual executive bonus of up to $162,500, based on quarterly and annual revenue and profitability goals and individual performance, upon the recommendation of the then Chief Executive Officer. The bonus was adjustable at the Compensation and Stock Option Committee's discretion if the Company or Mr. Besier significantly exceeded or failed to achieve the goals. In addition, upon his appointment as President, the Company granted to Mr. Besier stock options to purchase 250,000 shares of the Company's common stock, which have a term of 10 years, vest in four equal annual installments commencing one year after grant and have an exercise price equal to the closing selling price of the common stock on the date of grant.

     See Item 5.02 for a description of Mr. Kantrowitz's agreement, which is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

     On October 30, 2006, the Company issued a press release announcing its results for the first quarter ended September 30, 2006. The full text of the press release is set forth in Exhibit 99.1 hereto.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On October 30, 2006, the Company announced that effective on that date it had appointed its current President, Klaus P. Besier, as Chief Executive Officer of the Company. Mr. Besier has served as President of the Company since July 12, 2006 and as a director since December 2005. Mr. Besier served as President and Chief Executive Officer of FirePond, Inc., a global provider of e-business solutions for managing multi-channel selling, from July 1997 until his retirement in December 2003 after the sale of the company. Prior to joining FirePond, he held various management positions, including the position of Chief Executive Officer of SAP America, Inc., a subsidiary of SAP AG, a provider of business application software. Mr. Besier is 54 years old and holds a bachelor's degree in business management and finance from the University of Economics in Berlin.

     See Item 1.01 for a description of Mr. Besier's employment offer letter, which is incorporated herein by reference.

     On October 30, 2006, Mr. Kantrowitz resigned from his position as Chief Executive Officer of the Company and entered into an agreement to assume the position of Executive Chairman of the Board of Directors. Mr. Kantrowitz will receive a base salary equal to his current base salary as Chief Executive Officer, Company benefits


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(excluding any bonus and other incentive plans) and the use of a
Company-provided automobile for a six-month period, unless Mr. Kantrowitz's services are terminated earlier by either Mr. Kantrowitz or the Company. Under the agreement, Mr. Kantrowitz will receive severance benefits equal to his salary, health benefits and use of his Company-provided automobile for a period of 18 months, payment of an amount equal to one and one-half times his average annual bonus earned over the prior three fiscal years as Chief Executive Officer of the Company and full vesting of all of his outstanding, unvested stock options, which will have a 12-month post vesting exercise period. The agreement also contains a non-competition and non-solicitation agreement for the 18-month period in which Mr. Kantrowitz receives severance benefits. In exchange for the consideration provided by the Company, Mr. Kantrowitz executed a general release of claims in favor of the Company. The Company executed a limited release of claims related to Mr. Kantrowitz's performance of his employment duties in favor of Mr. Kantrowitz. Mr. Kantrowitz will continue to serve as a director of the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report.

99.1 Press Release dated October 30, 2006 reporting the quarter ended September 30, 2007

99.2 Press Release dated October 30, 2006 announcing the appointment of a new CEO and resignation of former CEO.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                         NEOWARE, INC.


Dated: October 30, 2006                  By: /s/ Keith D. Schneck
                                             -----------------------------------
                                             Keith D. Schneck,
                                             Executive Vice President and
                                             Chief Financial Officer


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